Exhibit 10.24.1

AMENDMENT NO. 3 TO NORTHEAST UTILITIES DEFERRED COMPENSATION PLAN FOR TRUSTEES

Notwithstanding any contrary provision in the Plan, the Plan is amended, effective January 1, 2005 to add Section 11 to the Plan, to read as follows:

Participants will be provided an opportunity to elect, in calendar 2005, to rescind any deferral election, in whole or part, made with respect to amounts which would have been received in 2005 or any prior year, but for the election, and to receive a distribution of such amount.  Such rescission must result in a taxable distribution to the participant prior to January 1, 2006.